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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2008

Maidenform Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32568	06-1724014
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

485F US Hwy 1 South
Iselin, NJ 08830
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (732) 621-2500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2008, Maidenform, Inc. (the “Employer”), a wholly owned subsidiary of Maidenform Brands, Inc. (the “Parent”), announced the appointment of Patrick J. Burns, 47, as its Executive Vice President - Sales and Marketing, commencing on October 13, 2008. The press release announcing Mr. Burns’ appointment is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

The principal terms of Mr. Burns’ employment are set forth in an employment agreement entered into among the Employer, the Parent and Mr. Burns dated October 8, 2008 (the “Employment Agreement”). The Employment Agreement provides for a one-year employment term commencing on October 13, 2008 that will be automatically renewed for successive periods of one year unless either the Employer or Mr. Burns decide to terminate the agreement on 120 days’ notice. The Employment Agreement provides that Mr. Burns will receive a base salary of not less than $425,000 per year and a signing bonus of $50,000. The Employment Agreement also provides that Mr. Burns will be a participant in the Maidenform Brands, Inc. 2005 Annual Performance Bonus Plan (the “Bonus Plan”) for the period from December 30, 2007 through January 3, 2009 (the “2008 Fiscal Year”) and based upon the achievement of certain performance criteria related to operating income, net sales and personal goals, will be entitled to receive a bonus of 70% of base salary received in Fiscal 2008 at 100% achievement and up to 126% of base salary received in Fiscal 2008 at maximum achievement, payable in accordance with the Bonus Plan, but in no event will the bonus payable be less than $100,000 for Fiscal 2008. For fiscal years thereafter during the term of his employment, Mr. Burns’ incentive compensation will be based upon Compensation as defined in the Bonus Plan and upon such performance goals permitted under the Bonus Plan and subject to the conditions set forth in the Bonus Plan. Mr. Burns is also entitled to participate in all benefit plans and programs available to the Employer’s other senior executives.

The Employment Agreement provides that, subject to the approval of the Compensation Committee of the Parent’s Board of Directors, on November 3, 2008 (the “Grant Date”) Mr. Burns will receive the following long term incentives (the “Equity Incentives”) pursuant to the Maidenform Brands, Inc. 2005 Stock Incentive Plan (the “Stock Incentive Plan”), each as calculated based on the closing stock price of the Parent’s common stock on October 31, 2008, the last business day before the Grant Date:

•	a number of shares of Restricted Stock with a value of $138,125; and
•	a number of Non-Tandem Stock Appreciation Rights with a Black-Scholes value of $138,125 with a reference price equal to the closing stock price of the Parent’s common stock on October 31, 2008.

Except as described below, the Equity Incentives will vest and become exercisable, as applicable, in equal annual installments over a four year period following the Grant Date provided Mr. Burns remains continuously employed through the applicable vesting date.

If Mr. Burns’ employment is terminated by the Employer without “cause” or by Mr. Burns for “good reason” (each as defined in the Employment Agreement), or if the Employer elects not to extend the term of the agreement, subject to Mr. Burns’ execution of a general release of claims, Mr. Burns will be entitled to:

•
an amount equal to his then current base salary, plus, an amount equal to his average annual bonus over the three fiscal years immediately preceding his termination of employment, determined by annualizing the bonus actually paid with respect to any partial year, payable in equal periodic installments over a period of 12 months from the date of termination (subject to delay to the extent required under Section 409A of the Internal Revenue Code);

•
if Mr. Burns (or his dependents) timely elect coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), then for a period of 12 months following the date of termination, the Employer will make monthly payments (subject to delay to the extent required under Section 409A of the Internal Revenue Code) to the Employee of an amount equal to 100% of the monthly premium for such COBRA coverage for the applicable month, grossed up to reflect all applicable taxes; and

•	additional vesting of the Equity Incentives with respect to the number of shares that would have vested had his employment continued for an additional 12 month period.

If Mr. Burns dies or his employment is terminated by the Employer due to his having suffered a Disability (as defined in the Employment Agreement), Mr. Burns will be entitled to payment of an amount equal to the bonus he would have been entitled to receive for the year of termination had his employment not terminated, prorated to the date of termination based on the number of days actually employed during such year and based upon actual results and the Employer’s financial performance for such year, payable when such bonus would be payable to the Employer’s other employees.

In addition, 100% of the then unvested Equity Incentive shares will become vested upon a Change in Control (as defined in the Stock Incentive Plan).

The terms of the Employment Agreement provide that for a period of 12 months following the termination of Mr. Burns’ employment for any reason he will not directly or indirectly, without the written consent of the Parent’s Board of Directors:

•	compete with the Employer and its subsidiaries or the Parent (collectively, the “Employer’s Group”) in any business activity directly competitive with the business of the Employer Group;
•	become interested in any manner with any person or entity that is engaged in any business activity directly competitive with the business of the Employer Group;
•	solicit or attempt to solicit certain customer’s of the Employer’s Group for the purpose of offering or selling certain products or services then offered to the customer by the Employer’s Group;
•	influence or attempt to influence any supplier, customer or potential customer of the Employer’s Group to terminate or modifying any of their arrangements with the Employer’s Group;
•	influence or attempt to influence any person to terminate his or her service relationship with the Employer’s Group; or
•	employ or retain any person employed or retained by the Employer’s Group in the 6 month period prior to Mr. Burns’ termination.

The Employment Agreement also contains proprietary information and confidentiality provisions. Mr. Burns also agreed to assign to the Employer any intellectual property rights he may have in any developments or discoveries that he conceives, creates, makes, develops, reduces to practice or acquires during the term of his employment.

The foregoing description of the Employment Agreements is only a summary and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference into this Item 5.02.

Prior to joining the Employer, from 2002 to the present, Mr. Burns served in a number of senior executive roles at the Kellwood Company, including most recently as Corporate Vice President and Group President of Lifestyle Alliance; Corporate Vice President - Chief Strategy and Marketing Officer; Chief Executive Officer of Gerber Childrenswear and President of Kellwood Intimate Apparel. From 1988 to 2002, Mr. Burns was with Sara Lee Corporation, where he held several senior management positions in sales and marketing during his 14-year tenure there. His most recent role at Sara Lee was Vice President - Customer Marketing for Hanes Underwear.

There were no arrangements or understandings between Mr. Burns and any other persons pursuant to which Mr. Burns was selected or nominated as an officer of the Employer. Mr. Burns does not have a family relationship with any director or executive officer of the Employer or the Parent. Other than as disclosed herein, there were no transactions since the beginning of the Employer’s last fiscal year between the Employer and Mr. Burns.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

10.1	Employment Agreement, dated October 8, 2008, among Maidenform, Inc., Maidenform Brands, Inc. and Patrick J. Burns.

99.1	Press Release entitled “Maidenform Brands, Inc. Appoints Patrick J. Burns as Executive Vice President of Sales and Marketing” issued by Maidenform Brands, Inc. on October 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAIDENFORM BRANDS, INC.

Date: October 14, 2008	By:	/s/ Steven N. Masket
		Name:	Steven N. Masket
		Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit

10.1	Employment Agreement, dated October 8, 2008, among Maidenform, Inc., Maidenform Brands, Inc. and Patrick J. Burns.

99.1	Press Release entitled “Maidenform Brands, Inc. Appoints Patrick J. Burns as Executive Vice President of Sales and Marketing” issued by Maidenform Brands, Inc. on October 13, 2008.